UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2011

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 541-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2011, PNK Development 18, LLC, a Delaware limited liability company (“PNK 18”) and a wholly owned subsidiary of Pinnacle Entertainment, Inc. (the “Company”), entered into a shareholders agreement (the “Shareholders Agreement”) with Harbinger II S.a.r.l, Blue Line ACDL, Inc., Credit Distressed Blue Line Master Fund, Ltd., Global Opportunities Breakaway Ltd., and Breakaway ACDL, Inc. (collectively, “Harbinger”), and Asian Coast Development (Canada) Ltd., a British Columbia corporation (“ACDL”). The Shareholders Agreement was entered into in connection with the closing of PNK 18’s $95 million investment in ACDL pursuant to the previously announced Subscription Agreement dated as of May 25, 2011, between PNK 18 and ACDL. PNK 18 has purchased approximately 26% of the common shares and Series V preferred shares of ACDL. ACDL is the owner and developer of the Ho Tram Strip beachfront complex of destination integrated resorts and residential developments in southern Vietnam. Harbinger is the majority owner of the common shares and the Series V preferred shares of ACDL. The Ho Tram Strip is expected to be Vietnam’s first destination integrated resort and gaming complex and is scheduled to open in multiple phases. The multi-property resort complex is being developed by ACDL under an investment certificate from the Government of Vietnam.

The Shareholders Agreement contains arrangements among the parties thereto with respect to the business and affairs of ACDL and the ownership of securities of ACDL, including, without limitation, voting rights, board representation, rights to appoint an advisor to ACDL, financial information rights, transfer restrictions and other transfer provisions, tag-along rights, drag-along rights, rights of first negotiation upon a disposition of ACDL securities, preemptive rights, and majority and minority shareholder consent rights over certain corporate actions.

Item 8.01. Other Events.

On August 9, 2011, the Company issued a press release announcing the closing of the Company’s investment in ACDL. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release dated August 9, 2011, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: August 11, 2011	By: /s/ John A. Godfrey
John A. Godfrey
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press release dated August 9, 2011, issued by Pinnacle Entertainment, Inc.